EXHIBIT A

                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                             MADE AS OF JUNE 4, 1999
                          AS AMENDED DECEMBER 23, 1999
                                     BETWEEN
               BT INVESTMENT PORTFOLIOS AND BANKERS TRUST COMPANY

Portfolio                                              Investment Advisory Fee
---------                                              -----------------------
Latin American Equity Portfolio                                   1.00%
Small Cap Portfolio                                               0.65%
Pacific Basin Equity Portfolio                                    0.75%
Asset Management Portfolio II                                     0.65%
Asset Management Portfolio III                                    0.65%
Liquid Assets Portfolio                                           0.15%
BT PreservationPlus Portfolio                                     0.35%
BT PreservationPlus Income Portfolio                              0.70%
US Bond Index Portfolio                                           0.15%
EAFE Equity Index Portfolio                                       0.25%
Small Cap Index Portfolio                                         0.15%
European Equity Portfolio                                         0.65%
Global Equity Portfolio                                           0.75%
Quantitative Equity Portfolio                                     0.50%



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         IN WITNESS WHEREOF, the parties hereto have caused this Amended Exhibit
A to the Investment Advisory Agreement between BT INVESTMENT PORTFOLIOS and BANKERS TRUST COMPANY, to be executed in their names and on their behalf by and through their duly authorized officers, as of December 23, 1999.

                                                    BT INVESTMENT PORTFOLIOS
                                           By:      /s/Daniel O. Hirsch
                                           Name:    Daniel O. Hirsch
                                           Title:   Secretary

                                                    BANKERS TRUST COMPANY

                                           By:      /s/Ross Youngman
                                           Name:    Ross Youngman
                                           Title:   Managing Director